                                AMENDMENT NO. 11
                           TO THE AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN

                                (CLASS R SHARES)

     The Amended and Restated Master Distribution Plan (the "Plan"), dated as of August 18, 2003, pursuant to Rule 12b-1, is hereby amended, effective March 27, 2006, as follows:

     WHEREAS, the parties desire to amend the Plan to reflect the removal of AIM Aggressive Growth Fund, AIM Blue Chip Fund and AIM Weingarten Fund;

     NOW THEREFORE, Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                            THE AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                (CLASS R SHARES)

                         (DISTRIBUTION AND SERVICE FEES)

     The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for the Class R Shares of each Portfolio designated below, a Distribution Fee and a Service Fee determined by applying the annual rate set forth below as to the Class R Shares of each Portfolio to the average daily net assets of the Class R Shares of the Portfolio for the plan year. Average daily net assets shall be computed in a manner used for the determination of the offering price of the Class R Shares of the Portfolio.

                                 MINIMUM
                                  ASSET
                                  BASED    MAXIMUM    MAXIMUM
                                  SALES    SERVICE   AGGREGATE
AIM EQUITY FUNDS                  CHARGE     FEE        FEE
----------------                 -------   -------   ---------
PORTFOLIO - CLASS R SHARES
AIM Capital Development Fund      0.25%     0.25%      0.50%
AIM Charter Fund                  0.25%     0.25%      0.50%
AIM Constellation Fund            0.25%     0.25%      0.50%
AIM Diversified Dividend Fund     0.25%     0.25%      0.50%
AIM Large Cap Basic Value Fund    0.25%     0.25%      0.50%
AIM Large Cap Growth Fund         0.25%     0.25%      0.50%
AIM Mid Cap Growth Fund           0.25%     0.25%      0.50%

                                 MINIMUM
                                  ASSET
                                  BASED    MAXIMUM    MAXIMUM
                                  SALES    SERVICE   AGGREGATE
AIM FUNDS GROUP                   CHARGE     FEE        FEE
---------------                  -------   -------   ---------
PORTFOLIO - CLASS R SHARES
AIM Basic Balanced Fund           0.25%     0.25%      0.50%
AIM Mid Cap Basic Value Fund      0.25%     0.25%      0.50%
AIM Premier Equity Fund           0.25%     0.25%      0.50%
AIM Small Cap Equity Fund         0.25%     0.25%      0.50%

                                      MINIMUM
                                       ASSET
                                       BASED    MAXIMUM    MAXIMUM
                                       SALES    SERVICE   AGGREGATE
AIM GROWTH SERIES                      CHARGE     FEE        FEE
-----------------                     -------   -------   ---------
PORTFOLIO - CLASS R SHARES
AIM Basic Value Fund                   0.25%     0.25%      0.50%
AIM Conservative Allocation Fund       0.25%     0.25%      0.50%
AIM Global Equity Fund                 0.25%     0.25%      0.50%
AIM Growth Allocation Fund             0.25%     0.25%      0.50%
AIM Income Allocation Fund             0.25%     0.25%      0.50%
AIM International Allocation Fund      0.25%     0.25%      0.50%
AIM Mid Cap Core Equity Fund           0.25%     0.25%      0.50%
AIM Moderate Allocation Fund           0.25%     0.25%      0.50%
AIM Moderate Growth Allocation Fund    0.25%     0.25%      0.50%
AIM Moderately Conservative
   Allocation Fund                     0.25%     0.25%      0.50%
AIM Small Cap Growth Fund              0.25%     0.25%      0.50%

                                      MINIMUM
                                       ASSET
                                       BASED    MAXIMUM    MAXIMUM
                                       SALES    SERVICE   AGGREGATE
AIM INTERNATIONAL MUTUAL FUNDS         CHARGE     FEE        FEE
------------------------------        -------   -------   ---------
PORTFOLIO - CLASS R SHARES
AIM European Growth Fund               0.25%     0.25%      0.50%
AIM International Core Equity Fund     0.25%     0.25%      0.50%
AIM International Growth Fund          0.25%     0.25%      0.50%

                                      MINIMUM
                                       ASSET
                                       BASED    MAXIMUM    MAXIMUM
                                       SALES    SERVICE   AGGREGATE
AIM INVESTMENT FUNDS                   CHARGE     FEE        FEE
--------------------                  -------   -------   ---------
PORTFOLIO - CLASS R SHARES
AIM Trimark Endeavor Fund              0.25%     0.25%      0.50%
AIM Trimark Fund                       0.25%     0.25%      0.50%
AIM Trimark Small Companies Fund       0.25%     0.25%      0.50%

                                      MINIMUM
                                       ASSET
                                       BASED    MAXIMUM    MAXIMUM
                                       SALES    SERVICE   AGGREGATE
AIM INVESTMENT SECURITIES FUNDS        CHARGE     FEE        FEE
-------------------------------       -------   -------   ---------
PORTFOLIO - CLASS R SHARES
AIM Global Real Estate Fund            0.25%     0.25%      0.50%
AIM Income Fund                        0.25%     0.25%      0.50%
AIM Intermediate Government Fund       0.25%     0.25%      0.50%
AIM Money Market Fund                  0.25%     0.25%      0.50%
AIM Real Estate Fund                   0.25%     0.25%      0.50%
AIM Short Term Bond Fund               0.25%     0.25%      0.50%
AIM Total Return Bond Fund             0.25%     0.25%      0.50%

                                MINIMUM
                                 ASSET
                                 BASED    MAXIMUM    MAXIMUM
                                 SALES    SERVICE   AGGREGATE
AIM SECTOR FUNDS                 CHARGE     FEE        FEE
----------------                -------   -------   ---------
PORTFOLIO - CLASS R SHARES
AIM Leisure Fund                 0.25%     0.25%      0.50%

                                MINIMUM
                                 ASSET
                                 BASED    MAXIMUM    MAXIMUM
                                 SALES    SERVICE   AGGREGATE
AIM STOCK FUNDS                  CHARGE     FEE        FEE
---------------                 -------   -------   ---------
PORTFOLIO - CLASS R SHARES
AIM Dynamics Fund                0.25%     0.25%      0.50%
AIM Small Company Growth Fund    0.25%     0.25%      0.50%"

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: March 27, 2006


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